UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2012

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On May 10, 2012, Niccolo M. de Masi, the President and Chief Executive Officer of Glu Mobile Inc. ("Glu"), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Rule 10b5-1 Plan"). The Rule 10b5-1 Plan replaces the previous trading plan that Mr. de Masi terminated in March 2012.

During the term of the Rule 10b5-1 Plan, Mr. de Masi may sell up to 400,000 shares of Glu’s common stock, with such sales only occurring at or above a specified price that exceeds the highest closing price of Glu’s common stock during the last four years.

Sales of stock under Mr. de Masi’s Rule 10b5-1 Plan may commence on June 13, 2012 and may continue until the Rule 10b5-1 Plan expires on the earlier to occur of (i) the date on which Mr. de Masi sells 400,000 shares under the plan or (ii) June 7, 2013. Mr. de Masi currently holds stock options to purchase an aggregate of 1,975,000 shares of Glu common stock.

Mr. de Masi entered into the Rule 10b5-1 Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares under the Rule 10b5-1 Plan.

The Rule 10b5-1 Plan is intended to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and Glu’s insider trading policy. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Glu’s securities under specified conditions and at specified times. The stock transactions under the Rule 10b5-1 Plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Glu undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its other officers and directors or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

May 11, 2012	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer